CoreWeave Reports Strong Third Quarter 2025 Results
Record Third Quarter Revenue and Revenue Backlog Highlight Unprecedented Demand for AI
LIVINGSTON, N.J., – November 10, 2025 – CoreWeave, Inc. (Nasdaq: CRWV), The Essential Cloud for AI™, today reported financial results for the third quarter ended September 30, 2025.
“We delivered an exceptional third quarter, setting new records for revenue and almost doubling our revenue backlog to more than $55 billion,” said Michael Intrator, Co-Founder, Chairman of the Board and Chief Executive Officer, CoreWeave. “Our performance reflects disciplined execution across every part of our business, from scaling infrastructure and expanding capacity to deepening customer relationships and advancing our software and services. CoreWeave’s position as the essential cloud for AI has never been stronger as we drive growth through focus and innovation to power the next generation of AI.”
Third Quarter 2025 Financial Highlights

(In thousands, except percentages and per share amounts)	Three Months Ended September 30,
	2025	2024
Revenue	$1,364,676	$583,941
Operating expenses	1,312,826	466,825
Operating income	$51,850	$117,116
Operating income margin	4%	20%
Interest expense, net	$(310,555)	$(104,375)
Net loss	$(110,124)	$(359,807)
Net loss margin	(8)%	(62)%
Basic net loss per share	$(0.22)	$(1.82)
Diluted net loss per share	$(0.22)	$(1.82)
Non-GAAP Financial Measures

(In thousands, except percentages)	Three Months Ended September 30,
	2025	2024
Adjusted EBITDA	$838,124	$378,757
Adjusted EBITDA margin	61%	65%
Adjusted operating income	$217,154	$124,733
Adjusted operating income margin	16%	21%
Adjusted net income (loss)	$(40,970)	$67
Adjusted net income (loss) margin	(3)%	0%
(See “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP results table in this press release for additional information.)
Additional Third Quarter 2025 Financial Highlights
Revenue backlog1 was $55.6 billion as of September 30, 2025.

1 Revenue backlog includes remaining performance obligations, plus other amounts we estimate will be recognized as revenue in future periods under committed customer contracts, in each case, subject to the satisfaction of delivery and availability of service requirements.

Third Quarter 2025 Highlights
•Customer wins across AI labs, Hyperscalers and Enterprises
◦Entered into an up to approximately $14.2 billion multi-year deal with Meta to power next-generation workloads with option to meaningfully expand
◦Expanded the OpenAI partnership with an up to approximately $6.5 billion deal, bringing total commitments to up to approximately $22.4 billion
◦Expanded relationship with a leading hyperscaler, marking their sixth contract to date
◦Partner of choice for leading AI pioneers and enterprises including: Inference.net, Mizuho Bank, NASA JPL, and Poolside
•Continued rapid scaling of Purpose-Built AI Infrastructure
◦Added approximately 120 MW of active power in the quarter, bringing the total to approximately 590 MW
◦Expanded total contracted power to approximately 2.9 GW while further diversifying our portfolio of providers
•Key Technology Leadership Milestones
◦First to deploy NVIDIA GB300 NVL72 systems, powering frontier AI companies at scale
◦First to make NVIDIA RTX PRO 6000 Blackwell Server Edition instances generally available
◦Acquired OpenPipe, a leading platform for training AI agents with reinforcement learning
•Strengthening Financial Position
◦Raised $1.75 billion in 9.0% Senior Unsecured Notes due 2031 to drive the next generation of cloud computing for the future of AI
◦Closed the DDTL 3.0 Facility, a $2.6 billion delayed draw term loan facility at SOFR +4%, driving substantial progress in reducing our cost of capital
◦Amended the DDTL 2.0 Facility (DDTL 2.1) by increasing the remaining drawable capacity by $0.4 billion to create a new $3.0 billion tranche of delayed draw term loans at SOFR +4.25%, significantly below the original cost of the facility
◦Satisfied the share price performance obligations to automatically terminate the Series C Preferred Stock Put Right, increasing Stockholders' Equity by $1.2 billion
•Other Noteworthy Updates
◦Agreed to a $6.3 billion strategic collaboration with NVIDIA to scale GPU infrastructure and accelerate AI innovation
◦Introduced CoreWeave Ventures, a new initiative to back founders and companies building the platforms and technologies that will shape the AI ecosystem and the next frontier of computing
◦Announced intent to commit up to $6 billion to equip a state-of-the-art data center in Lancaster, Pennsylvania, with an initial 100 MW of capacity and expansion potential to 300 MW
◦Announced an incremental £1.5 billion commitment in the UK, bringing the total investment to £2.5 billion, to accelerate AI innovation and growth through sustainable computing

Business Outlook
CoreWeave will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast and Conference Call Information
CoreWeave will host an audio webcast to discuss the results for the third quarter of 2025, provide a business update, and forward-looking guidance at 2:00 pm PT / 5:00 pm ET today. The live webcast of CoreWeave’s earnings conference call can be accessed at the CoreWeave Investor Relations website at investors.coreweave.com, along with the earnings press release and earnings presentation.
Following the call, a replay will be available at the same website. A transcript of the conference call will be posted to the investors.coreweave.com website.

Disclosure Information
CoreWeave uses its investor relations page (investors.coreweave.com), its X account (@CoreWeave), and its LinkedIn page (linkedin.com/company/coreweave/) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor these websites, in addition to following CoreWeave's press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public webcasts.

About CoreWeave
CoreWeave is The Essential Cloud for AI™. Built for pioneers by pioneers, CoreWeave delivers a platform of technology, tools, and teams that enables innovators to move at the pace of innovation, building and scaling AI with confidence. Trusted by leading AI labs, startups, and global enterprises, CoreWeave serves as a force multiplier by combining superior infrastructure performance with deep technical expertise to accelerate breakthroughs. Established in 2017, CoreWeave completed its public listing on Nasdaq (CRWV) in March 2025. Learn more at www.coreweave.com.

Investor Relations contact:
Investor-Relations@coreweave.com / https://investors.coreweave.com/

Media contact:
Press@coreweave.com / https://www.coreweave.com/about-us

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws. Such statements are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements related to our business; our strategy; our capital structure; our future growth; market trends; demand for our platform; other estimated amounts included in our revenue backlog figure; our plans to scale our platform and accelerate AI innovation; and strategic opportunities. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements.

Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include but are not limited to our ability to execute our business strategies and manage our growth, our ability to maintain and grow our customer base, continued demand for AI infrastructure, any disruption in our strategic relationships or disruptions with our third-party providers, including our suppliers and data center partners, our ability to develop and maintain our corporate infrastructure and internal controls, our financial performance, capital requirements and ability to raise additional capital and the impact of global political and macroeconomic conditions, including the effects of global geopolitical conflicts, inflation, tariffs, interest rates, any instability in the global banking sector and foreign currency exchange rates. More information about factors that could affect our operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, copies of which may be obtained by visiting our Investor Relations website at https://investors.coreweave.com or the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Additionally, the forward-looking statements in this press release do not include the potential impact of any acquisitions that may be announced and/or completed after the date hereof. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law. Our results for the fiscal quarter ended September 30, 2025 are not necessarily indicative of our operating results for any future periods.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use adjusted EBITDA and adjusted EBITDA margin, adjusted operating income (loss) and adjusted operating income (loss) margin, adjusted net income (loss) and adjusted net income (loss) margin, collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Accordingly, a reconciliation of these forward-looking non-GAAP financial measures are not available without unreasonable effort.
A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. CoreWeave encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate CoreWeave’s business.

COREWEAVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$1,364,676	$583,941	$3,559,096	$1,167,996
Operating expenses:
Cost of revenue	368,824	143,134	943,885	311,192
Technology and infrastructure	747,479	285,509	1,978,794	561,276
Sales and marketing	44,645	4,554	91,993	12,776
General and administrative	151,878	33,628	500,835	71,068
Total operating expenses	1,312,826	466,825	3,515,507	956,312
Operating income	51,850	117,116	43,589	211,684
Gain (loss) on fair value adjustments	—	(341,133)	26,837	(748,864)
Interest expense, net	(310,555)	(104,375)	(841,356)	(211,797)
Other income, net	21,901	10,244	22,787	34,110
Loss before income taxes	(236,804)	(318,148)	(748,143)	(714,867)
Provision for (benefit from) income taxes	(126,680)	41,659	(32,869)	97,209
Net loss	$(110,124)	$(359,807)	$(715,274)	$(812,076)
Net loss attributable to common stockholders, basic	$(110,124)	$(389,167)	$(743,996)	$(857,032)
Net loss attributable to common stockholders, diluted	$(110,124)	$(389,167)	$(770,841)	$(857,032)
Net loss per share attributable to common stockholders, basic	$(0.22)	$(1.82)	$(1.81)	$(4.06)
Net loss per share attributable to common stockholders, diluted	$(0.22)	$(1.82)	$(1.87)	$(4.06)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	497,886	213,806	410,954	210,889
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	497,886	213,806	412,178	210,889

COREWEAVE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,894,399	$1,361,083
Restricted cash and cash equivalents, current	596,777	37,394
Marketable securities	47,449	—
Accounts receivable, net	1,659,229	416,526
Prepaid expenses and other current assets	533,429	101,246
Total current assets	4,731,283	1,916,249
Restricted cash and cash equivalents, non-current	477,515	637,356
Restricted marketable securities, non-current	—	29,308
Property and equipment, net	20,659,181	11,914,774
Operating lease right-of-use assets	4,677,057	2,589,547
Intangible assets, net	200,001	4,909
Goodwill	829,979	19,544
Other non-current assets	1,335,482	720,912
Total assets	$32,910,498	$17,832,599
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$1,156,978	$868,259
Accrued liabilities	3,172,274	355,821
Debt, current	3,712,177	2,468,425
Deferred revenue, current	1,107,580	768,927
Operating lease liabilities, current	345,472	213,104
Finance lease liabilities, current	48,990	57,801
Other current liabilities	171,401	230,244
Total current liabilities	9,714,872	4,962,581
Debt, non-current	10,322,757	5,457,915
Derivative and warrant liabilities	1,710	200,089
Deferred revenue, non-current	4,228,222	3,294,977
Operating lease liabilities, non-current	4,378,869	2,388,912
Finance lease liabilities, non-current	12	34,120
Deferred tax liabilities, non-current	117,633	149,232
Other non-current liabilities	268,409	36,260
Total liabilities	29,032,484	16,524,086
Commitments and contingencies

Redeemable convertible preferred stock and redeemable common stock
Redeemable convertible preferred stock	—	1,722,111
Stockholders' equity (deficit)
Preferred stock	—	—
Class A common stock	2	1
Class B common stock	0	0
Class C common stock	—	—
Treasury stock	(33,524)	(33,524)
Additional paid-in capital	6,104,329	1,096,160
Accumulated other comprehensive loss	(1,284)	—
Accumulated deficit	(2,191,509)	(1,476,235)
Total stockholders' equity (deficit)	3,878,014	(413,598)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$32,910,498	$17,832,599

COREWEAVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(110,124)	$(359,807)	$(715,274)	$(812,076)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	630,479	254,024	1,633,457	497,994
Non-cash lease expense	89,723	37,455	233,836	79,470
Amortization of debt discounts and issuance costs and accretion of redemption premiums	21,049	7,397	87,776	23,002
Loss (gain) on fair value adjustments	—	341,133	(26,837)	748,864
Stock-based compensation	144,431	7,617	473,409	23,466
Debt extinguishment loss	14,486	11,708	14,486	11,708
Deferred income taxes	(128,025)	37,045	(37,141)	80,252
Other non-cash reconciling items	9,256	4,923	49,388	1,075
Changes in operating assets and liabilities, net of effect of business acquisition:
Accounts receivable	252,189	(151,599)	(1,252,507)	(332,347)
Prepaid expenses and other current assets	(50,586)	(56,174)	(171,034)	(54,538)
Accounts payable and accrued expenses	622,384	(361,501)	333,211	336,347
Deferred revenue	659,272	892,523	1,402,164	2,417,010
Lease liabilities	(70,610)	(24,411)	(181,061)	(45,119)
Other non-current assets	(394,790)	(1,787)	(344,822)	(415,348)
Other liabilities	—	2,676	—	2,676
Net cash provided by operating activities	1,689,134	641,222	1,499,051	2,562,436
Cash flows from investing activities:
Purchase of property and equipment, including capitalized internal-use software[1]	(3,278,786)	(1,215,155)	(6,249,239)	(5,204,251)
Sale of available-for-sale marketable securities	—	430	—	1,270
Maturities of marketable securities	—	46,816	29,308	94,638
Purchase of marketable securities	(47,246)	—	(47,246)	(34,053)
Purchase of strategic investments	—	(4,745)	—	(50,000)
Sale of warrants received as lease incentive	—	—	100,645	—

Business combinations, net of cash acquired	(10,212)	—	(55,918)	—
Issuance of notes receivable	—	—	(73,000)	—
Other investing activities	(23,740)	—	(49,849)	(1,433)
Net cash used in investing activities	(3,359,984)	(1,172,654)	(6,345,299)	(5,193,829)
Cash flows from financing activities:
Proceeds from issuance of debt[1]	4,019,861	1,507,580	7,562,686	3,329,121
Repayments of debt	(1,403,983)	(289,711)	(2,978,850)	(364,127)
Payment of debt issuance costs	(9,550)	—	(46,086)	(3,479)
Issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	1,172,476
Redeemable convertible preferred stock cash dividends paid	—	(29,331)	(28,693)	(29,331)
Proceeds from exercise of stock options	12,981	685	17,519	1,327
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	1,422,619	—
Issuance of common stock in connection with over-allotment exercise, net of underwriting discounts and commissions	—	—	67,669	—
Payment of tax withholdings on settlement of RSUs	(11,485)	—	(144,043)	—
Deferred offering costs paid	(1,006)	—	(28,769)	—
Common stock repurchased	—	(1,470)	—	(1,470)
Other financing activities	(20,860)	25,831	(64,946)	(31,149)
Net cash provided by financing activities	$2,585,958	$1,213,584	$5,779,106	$4,073,368
Net increase in cash, cash equivalents, and restricted cash	$915,108	$682,152	$932,858	$1,441,975
Cash, cash equivalents, and restricted cash—beginning of period	2,053,583	1,239,898	2,035,833	480,075
Cash, cash equivalents, and restricted cash—end of period	$2,968,691	$1,922,050	$2,968,691	$1,922,050
(1) Purchases of property and equipment, including capitalized internal-use software, and proceeds from the issuance of debt for the nine months ended September 30, 2025 reflect reductions of $201 million in the first quarter of 2025 and $689 million in the second quarter of 2025 related to certain original equipment manufacturer financing arrangements, which were determined to be non-cash.

Reconciliation of GAAP to Non-GAAP Results
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net loss	$(110,124)	$(359,807)	$(715,274)	$(812,076)
Depreciation and amortization	630,479	254,024	1,633,457	497,994
Interest expense, net	310,555	104,375	841,356	211,797
Stock-based compensation	144,431	7,617	473,409	23,466
Acquisition related costs(1)	11,364	—	46,968	—
(Gain) loss on fair value adjustments(2)	—	341,133	(26,837)	748,864
Other income, net	(21,901)	(10,244)	(22,787)	(34,110)
Provision for (benefit from) income taxes	(126,680)	41,659	(32,869)	97,209
Adjusted EBITDA	$838,124	$378,757	$2,197,423	$733,144
Revenue	$1,364,676	$583,941	$3,559,096	$1,167,996
Net loss margin	(8)%	(62)%	(20)%	(70)%
Adjusted EBITDA margin	61%	65%	62%	63%
(1) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(2) Represents adjustments related to recording our derivative liabilities at fair value at the end of each reporting period for our 2021 Convertible Senior Secured Notes, warrant liabilities related to our 2022 Senior Secured Notes, and the fair value remeasurement of the option liability in connection with our Series B financing. Refer to Note 3. Fair Value Measurements to our consolidated financial statements included in our Quarterly Report on Form 10-Q filed or to be filed with the SEC for the quarter ended September 30, 2025 for additional information.

Reconciliation of Operating Income to Adjusted Operating Income
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Operating income	$51,850	$117,116	$43,589	$211,684
Stock-based compensation	144,431	7,617	473,409	23,466
Acquisition related costs(1)	11,364	—	46,968	—
Amortization of acquired intangibles(2)	9,509	—	15,609	—
Adjusted operating income	$217,154	$124,733	$579,575	$235,150
Revenue	$1,364,676	$583,941	$3,559,096	$1,167,996
Operating income margin	4%	20%	1%	18%
Adjusted operating income margin	16%	21%	16%	20%
(1) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(2) In the second quarter of 2025, we began including an adjustment for the amortization of acquired intangibles in our calculation of adjusted operating income (loss). Prior period non-GAAP calculations for acquired intangible amortization are not being adjusted as these amounts were insignificant.

Reconciliation of Net Loss to Adjusted Net (Loss) Income
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net loss	$(110,124)	$(359,807)	$(715,274)	$(812,076)
Stock-based compensation	144,431	7,617	473,409	23,466
Loss on extinguishment of debt(1)	14,486	11,124	24,791	11,124
Acquisition related costs(2)	11,364	—	46,968	—
Amortization of acquired intangibles(3)	9,509	—	15,609	—
(Gain) loss on fair value adjustments(4)	—	341,133	(26,837)	748,864
Other adjustments(5)	(12,094)	—	(22,784)	—
Income tax, inclusive of the tax effect of the above adjustments(6)	(98,542)	—	(117,215)	—
Adjusted net (loss) income	$(40,970)	$67	$(321,333)	$(28,622)
Revenue	$1,364,676	$583,941	$3,559,096	$1,167,996
Net loss margin	(8)%	(62)%	(20)%	(70)%
Adjusted net (loss) income margin	(3)%	0%	(9)%	(2)%
(1) Primarily relates to losses recognized upon the early extinguishment of certain OEM financing arrangements, as well as accelerated amortization of debt discount and debt issuance costs related to our 2024 Term Loan, which was repaid in connection with the IPO.
(2) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(3) In the second quarter of 2025, we began including an adjustment for the amortization of acquired intangibles in our calculation of adjusted net loss. Prior period non-GAAP calculations for acquired intangible amortization are not being adjusted as these amounts were insignificant.
(4) Represents adjustments related to recording our derivative liabilities at fair value at the end of each reporting period for our 2021 Convertible Senior Secured Notes, warrant liabilities related to our 2022 Senior Secured Notes, and the fair value remeasurement of the option liability in connection with our Series B financing. Refer to Note 3. Fair Value Measurements to our consolidated financial statements included in our Quarterly Report on Form 10-Q filed or to be filed with the SEC for the quarter ended September 30, 2025 for additional information.
(5)Primarily relates to a net unrealized gain on our strategic investments.
(6) In the second quarter of 2025, we began including an adjustment for the income tax effect related to our non-GAAP adjustments. Prior period non-GAAP calculations for the income tax effects on our non-GAAP adjustments are not being adjusted as these amounts were not material. Additionally, the third quarter of 2025 includes an adjustment for amounts related to the impact of the passage of the One Big Beautiful Bill Act on the first and second quarters of 2025, that were recorded in third quarter of 2025.